UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2010

Harbor BioSciences, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  -

DE	13-3697002
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4435 Eastgate Mall, Suite 400, San Diego, CA 92121
(Address of principal executive offices, including zip code)

858.587.9333
(Registrant’s telephone number, including area code)

Hollis-Eden Pharmaceuticals, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 9, 2010, we changed our name from Hollis-Eden Pharmaceuticals, Inc. to Harbor BioSciences, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of our wholly owned subsidiary into us. We were the surviving corporation and, in connection with the merger, we amended our Amended and Restated Certificate of Incorporation to change our name to Harbor BioSciences, Inc. pursuant to a Certificate of Ownership filed on February 9, 2010 with the Secretary of State of the State of Delaware, effective as of February 9, 2010. A copy of the Certificate of Ownership is attached hereto as Exhibit 3.1.

Effective February 18, 2010, our common stock will begin trading under a new NASDAQ symbol, "HRBR" and CUSIP number "41150V 103". Until such time, our common stock will continue to trade under the symbol "HEPH."

Item 9.01.    Financial Statements and Exhibits

A copy of the Certificate of Ownership is attached hereto as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollis-Eden Pharmaceuticals, Inc.

Date: February 16, 2010	By:	/s/ /Robert Weber/
Robert Weber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Ownership